EXHIBIT 99.1

Pinnacle Systems, Inc.

Corporate Office
280 N. Bernado Avenue
Mountain View, CA 94043
Tel 650 526.1600
Media Contact	Fax 650 526.1601
Paulien Ruijssenaars
650.237.1648	www.pinnaclesys.com
paulien@pinnaclesys.com
Investor Relations: ir@pinnaclesys.com

PINNACLE SYSTEMS COMPLETES ACQUISITION OF

DAZZLE CONSUMER VIDEO EDITING BUSINESS

MOUNTAIN VIEW, Calif., July 28, 2003—Pinnacle Systems®, Inc. (NASDAQ: PCLE) announced today that it has completed the acquisition of the Dazzle home video editing business from SCM Microsystems (NASDAQ: SCMM; Prime Standard: SMY). As previously announced, the companies had entered into a definitive agreement on June 29, 2003 to acquire selected assets and liabilities, including all intellectual property rights, inventory, trade names and other rights related to the business for a total purchase price of approximately $21.5 million of Pinnacle Systems common stock. Pinnacle will account for this transaction as a purchase during the September quarter.

About Dazzle Digital Video Products

Dazzle’s home video editing products have been designed to capture, edit and share digital video for use with both analog and digital camcorders. The Dazzle family of innovative products includes the highly successful DVC Series and Hollywood Bridge Series. Pinnacle plans to continue to sell and support the Dazzle consumer video products through its worldwide network of retailers and resellers.

About Pinnacle Systems, Inc.

Pinnacle Systems provides broadcasters and consumers with cutting-edge digital media creation, storage, and play-back solutions for use at Home, at Work and on the Air. Pinnacle Systems’ award winning digital media solutions are in use around the world for broadcast, cable and satellite television, video editing, DVD and CDR authoring and on the Internet. A recognized industry leader, the company has received eight prestigious Emmy Awards for its technical innovations and carries this commitment throughout all of its product lines. Pinnacle Systems may be reached at (650) 526-1600 or at www.pinnaclesys.com.

Pinnacle Systems Inc

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the benefits to customers of combining the Dazzle product line with Pinnacle’s, the expected accretive nature of transaction on a non GAAP basis, the employment offers Pinnacle intends to make to certain individuals within the acquired business, the potential for continued development of new digital video solutions as a result of combining the Dazzle product line with Pinnacle’s and Pinnacle’s plans to continue to sell and support the Dazzle products. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Pinnacle Systems as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, Pinnacle Systems’ actual results may differ materially and adversely those expressed in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, risks related to Pinnacle’s ability to successfully integrate the Dazzle home video editing business into its existing business, the synergies between the Dazzle home video editing business and Pinnacle Systems, the business climate and financial performance for both the Broadcast and Professional and Business and Consumer divisions, any deterioration in the general economic conditions or specifically in the markets into which Pinnacle Systems sells it products, including the new Dazzle products, any new competition or new competitive products in the broadcast, professional, business or consumer markets, Pinnacle’s ability to sell and support the acquired Dazzle products and to integrate those current Dazzle employees it hires and Pinnacle’s ability to protect its intellectual property rights, including these rights acquired in connection with the Dazzle acquisition. All information set forth in this release and its attachments is made as of June 30, 2003. These and other factors that could affect Pinnacle Systems’ business and financial results are detailed in Pinnacle Systems’ periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended June 30, 2002, including, but not limited to, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SECs website at www.sec.gov and on Pinnacle Systems’ website at www.pinnaclesys.com. Pinnacle Systems undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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All trademarks and registered trademarks are the property of their owners. © 2003. Pinnacle Systems, Inc.

Pinnacle Systems Inc